Exhibit 99.1

for immediate release

inTEST Appoints Michael Goodrich as
President, Process Technologies Division

MT. LAUREL, NJ, January 16, 2024 -- inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include automotive/EV, defense/aerospace, industrial, life sciences, security, and semiconductor (“semi”), announced today the appointment of Michael Goodrich to the position of President, Process Technologies Division. Mr. Goodrich is a global technology leader with proven experience leading international cross-function teams in technology and manufacturing organizations.

Nick Grant, President and CEO, commented, “Mike brings the skills and experience in operations, engineering sales and marketing, and importantly in coaching, mentoring and team building across an organization. We believe his skills will help to advance our efforts as an organization as we leverage customer relationships and geographic reach among our divisions. We look forward to Mike’s contributions to our growth.”

Most recently, Mr. Goodrich was Vice President of Operations with Vixar Inc, a subsidiary of asm OSRAM. Previous to that he was President of GBS, LLC providing strategic and process improvement advisory services to technology and manufacturing business. Mr. Goodrich spent over 20 years of his career at Rudoph Technologies where he progressively advanced to roles of greater responsibility. He began his career with August Technology, which was later acquired by Rudolph, where he was tasked with creating the customer support department. He ultimately rose to Vice President and General Manager and managed several cross functional strategic relationships while overseeing several major product launches and revenue growth of over 60%. He began his career as a technical support engineer at several technology companies. A graduate of DeVry Institute of Technology where Mr. Goodrich earned a B.S. in Electronics Engineering Technology, he also earn his M.B.A. at the University of St. Thomas.

Mr. Goodrich succeeds Scott Nolen who will be pursuing other opportunities.

About inTEST Corporation
inTEST Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including automotive/EV, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit intest.com.

inTEST Appoints Michael Goodrich as President, Process Technologies Division

January 16, 2024

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations.  These forward-looking statements can often be identified by the use of forward-looking terminology such as “continue,” “believe,” “could,” “expects,” “may,” “will,” “should,” “plan,” “potential,” “forecasts,” “outlook,” “anticipates,” “targets,” “estimates,” or similar terminology.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy, achieve high single-digit growth in 2023, realize the potential benefits of acquisitions and successfully integrate any acquired operations, grow the Company’s presence in its key target and international markets, manage supply chain challenges, convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2022.  Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made.  The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

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Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908